                         ADMINISTRATIVELY CONFIDENTIAL
                                                                   Exhibit 10.32

                                   AGREEMENT



                                  dated as of



                                 March 6, 1990
                                 -------


                                    BETWEEN



                          TENNESSEE VALLEY AUTHORITY



                                      and



                    CONSOLIDATED COMMUNICATIONS CORPORATION

                               Table of Contents
                               -----------------

Article                                                                     Page
-------                                                                     ----
   1.    DEFINITIONS                                                          4
   2.    GRANTS OF INDEFEASIBLE RIGHTS OF USE AND ACCESS                      6
           AND TERM OF AGREEMENT
   3.    OPTIONS TO EXTEND TERM AND RIGHTS                                    8
   4.    ROUTE DESIGNATION, CABLE, AND SYSTEM DESIGN                          9
   5.    INSTALLATION AND MAINTENANCE OF SYSTEM                              10
   6.    RELOCATION AND ABANDONMENT                                          12
   7.    LIABILITY: INDEMNITY                                                13
   8.    ASSIGNMENT, SUBLETTING, AND OTHER TRANSFERS                         14
   9.    TERMINATION                                                         14
  10.    REPRESENTATIONS, WARRANTIES, AND COVENANTS                          15
  11.    NOTICES                                                             16
  12.    INDEPENDENT CONTRACTOR STATUS                                       17
  13.    MISCELLANEOUS                                                       17

       THIS AGREEMENT, made and entered into as of March 6, 1990, by and
                                                   -------
between the TENNESSEE VALLEY AUTHORITY ("TVA"), a corporation created by and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, and CONSOLIDATED COMMUNICATIONS CORPORATION ("CCC"), having its principal office at 113 1/2 South Main Street at Arab, Alabama 35016.


                              W I T N E S S E T H:
                              - - - - - - - - - -
       Recitals:
       --------

       A.  TVA placed an advertisement in the Commerce Business Daily in
                                              -----------------------
May 1987 stating that TVA would consider proposals from responsible communications carriers for joint construction of fiber optic systems along certain transmission lines to support TVA's internal telecommunications needs.

       B. A fiber optic cable system ("System") is to be constructed along the Route, as defined in Section 4.2, to be incorporated into (i) CCC's intercity communications link, and (ii) TVA's power grid communications system.

       C. To enable TVA and CCC to construct, operate, maintain, and replace the System, CCC requests from TVA and TVA has agreed to grant to CCC an indefeasible right of use ("IRU") in and to the CCC Capacity, as defined in
Section 1.2, along the Route described in Section 4.2, upon and subject to the terms and conditions set forth in this Agreement governing the design, construction, operation, maintenance, and replacement of the System.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                1.  DEFINITIONS
                                    -----------

       The terms defined in this Article shall, for all purposes of this Agreement and all agreements supplemental hereto, have the meanings herein specified.

       1.1 "Acceptance of Construction" shall mean written notification from CCC's Engineer that work has been performed substantially in accordance with the approved plans.

       1.2 "CCC Capacity" shall mean the telecommunications capacity provided through the Cable to which TVA is granting CCC an exclusive right of use. Except as otherwise agreed to by the parties, such CCC Capacity shall include eighteen (18) optical fibers along the Route.

       1.3 "Cable" shall mean the Composite Static Ground Wire, including eighteen (18) optical fibers which will be provided by CCC and installed by TVA along the Route.

       1.4 "Chief Engineer" shall mean (i) the Vice President of Power Engineering and Construction (or the designee thereof) in those instances where TVA has primary responsibility for applicable tasks, and (ii) the Chief Engineering Officer designated by CCC in those instances where CCC has primary responsibility for applicable tasks.

       1.5 "Composite Static Ground Wire" shall mean a composite cable comprised of the power system overhead ground wire and optical fibers.

       1.6 "Discontinuance" shall mean the continuing voluntary cessation of use of the Cable for any telecommunication purpose (including redundancy) for a period of at least twelve (12) months other than during periods of Unavoidable Delays, maintenance, repair, restoral, alteration, or replacement.

       1.7 "Discontinuance Notice" shall mean the notice which CCC is required to give TVA upon planning a Discontinuance with respect to the System, setting forth the proposed date and schedule for the Discontinuance.

       1.8 "Engineer" shall mean the designated or authorized representative of the applicable Chief Engineer.

       1.9 "Force Majeure" shall mean a cause reasonably beyond the control of the party affected such as, but not limited to, injunction, strike of the party's employees, war, invasion, fire, accident, floods, backwater caused by floods, acts of God, or inability to obtain or ship essential services, materials, or equipment because of the effect of similar causes on the party's suppliers or carriers.

       1.10 "GNP Deflator" shall mean the annual revisions to the GNP Implicit Price Deflator Index published by the United States Department of Commerce. If the GNP Deflator is changed, the GNP Deflator shall be converted in accordance with the conversion factor published by the Department of Commerce. If the GNP Deflator is discontinued, with no successor or comparable successor index, the parties agree to select and substitute a mutually agreeable similar index.

       1.11 "Maps" shall mean transmission system drawings to identify "as-built" conditions, as updated from time to time.

       1.12 "Rights-of-Way" shall mean the real property along the Route upon which the transmission line structures are located, pursuant to subsisting grants, easements, leases, licenses, or other agreements.

       1.13 "Rights of Access" shall mean the right to enter certain property held by TVA as is being granted to CCC by TVA in this Agreement.

       1.14 "Rights of Use" shall mean the IRU and quiet enjoyment in and to the CCC Capacity being granted to CCC by TVA along the Route.

       1.15  "Route" shall mean the route as identified in Section 4.2.

       1.16 "Splice" shall mean a point where two independent sections of the Cable are physically joined.

       1.17  "Static Ground Wire" shall mean an overhead ground wire.

       1.18 "System" shall have the meaning set forth in recital paragraph B of this Agreement.

       1.19 "TVA Capacity" shall mean the telecommunications capacity described in appendix B provided by CCC during the term of this Agreement and any extensions which TVA Capacity, whether in use or in reserve, shall be provided, in whole or in part, on or through the Cable over the Route; provided, however, that if the Cable is not being used for telecommunications, CCC shall provide TVA with alternate equivalent telecommunications capacity. TVA Capacity shall be provided in Arab, Alabama, at TVA's Arab 161-kV substation in Birmingham, Alabama, at Alabama Power Company's point of presence and at CCC's point of presence, and in Montgomery, Alabama, at CCC's point of presence.

       1.20 "Unavoidable Delays" shall mean delays on the part of one party due to the other party's actions or omissions, Force Majeure, or other causes beyond the reasonable control of the party claiming the Unavoidable Delay.

              2.  GRANTS OF INDEFEASIBLE RIGHTS OF USE AND ACCESS
                  -----------------------------------------------
                             AND TERM OF AGREEMENT
                             ---------------------

       2.1 For the term hereof and the consideration hereinafter described, TVA hereby grants to CCC and its successors and assigns:

            (a) The Rights of Use in and to the CCC Capacity along the Route which shall be provided through the Cable which shall be affixed to the transmission line structures unless otherwise permitted herein;

            (b) The right to be on, upon, over, across (hereinafter collectively "within") the Rights-of-Way to the extent permitted in this Agreement; and

            (c) CCC shall have the right, during the term of this Agreement, to use existing TVA access roads, paths, and transmission line Rights-of-Way in connection with activities on the System.

       2.2 TVA guarantees that its Rights-of-Way agreements, including easements, are adequate for a fiber optic telecommunications system as contemplated in this Agreement. Should a question arise whether any of the Rights-of-Way are adequate for any of the purposes of this Agreement, TVA will attempt to resolve the question with the appropriate parties. In the event any additional rights need to be acquired so that a Right-of-Way becomes adequate for the purposes of this Agreement, TVA will acquire the right or rights. TVA will bear the cost of obtaining any such additional rights up to a maximum amount, which amount is the fair market value of the right or rights acquired as determined by an MAI appraisal. (TVA shall bear the appraisal costs.) Any costs or expenses in excess of the above-described fair market value shall be borne solely by CCC. Instead of having TVA cure any such inadequacy, CCC may, at its sole option, choose to (a) relocate the Cable, in which case TVA will reimburse CCC for the costs and expenses CCC incurs in this relocation up to the amount of the above-described fair market value; or (b) abandon the system upon ten (10) days' written notice to TVA.

       2.3 Except as otherwise provided herein, this Agreement shall become effective as of the date first above written and shall continue in effect through the Expiration Date as defined in Section 2.4 below.

       2.4 The Expiration Date of this Agreement shall be ten (10) years after the date of the Acceptance of Construction for the System by CCC unless
(a) sooner terminated, by mutual agreement of the parties, by a Discontinuance of the System by CCC, its successors or assigns, or any other party or otherwise; (b) extended in accordance with Section 3.1 of this Agreement; or
(c) abandonment by CCC in accordance with Section 6.4 or by TVA in accordance with Subsection 6.2(b). Such Acceptance of Construction for the System by CCC shall not be unreasonably withheld and in no event shall exceed ninety (90) days past the date of the notice of completion of construction by TVA.

       2.5 As consideration for the grant of the Rights of Use and Rights of Access herein contemplated (the "Consideration"), CCC shall provide TVA with:

            (a) The initial and replacement Cable and associated hardware, which shall meet or exceed the reasonable specifications provided by TVA (relative to the ground wire specifications and hardware only) and CCC (relative to the fibers only) attached hereto as appendix A;

            (b) CCC will pay TVA on or before March 1, 1990, $500,000 by electronic transfer. Upon completion and acceptance of the System, CCC will pay TVA an additional $500,000 by electronic transfer;

            (c) Beginning upon the date of the Acceptance of Construction and continuing throughout the initial term, CCC shall pay TVA $100,000 annually in advance;

            (d) The TVA Capacity as listed in appendix B which is attached hereto; and

            (e) Title to the Cable and associated hardware (purchased or paid for by CCC under the terms of this Agreement) affixed to TVA's transmission line structures. Title to the Cable and associated hardware will pass to TVA upon delivery to and acceptance by TVA.

                     3.  OPTIONS TO EXTEND TERM AND RIGHTS
                         ---------------------------------


       3.1 Subject to the provisions of this Section 3.1, CCC and its successors and assigns shall have the right and option to extend the term of this Agreement from the date upon which it would otherwise expire for up to four
(4) consecutive periods of five (5) years each ("Extension Periods"), provided, however, that (a) if TVA has abandoned the transmission line structures along the Route in accordance with Subsection 6.2(a), such extensions shall not be renewed, or (b) if TVA has not abandoned the transmission line structures but is no longer using them for power supply purposes, such extension may be renewed, but CCC will pay TVA, after receipt of an invoice, the difference between the cost and appropriate overheads for maintaining the transmission line structures in the typical condition for TVA transmission line facilities that are not being used for power supply purposes and the cost and appropriate overheads for maintaining them as described in Section 5.6 of this Agreement. Such options to extend the Agreement shall be deemed to have been exercised by CCC upon written notice to TVA no later than six (6) months or earlier than twelve (12) months prior to the expiration of the initial term or any of said Extension Periods, as applicable. TVA will give CCC notice that the Agreement is about to expire during the first ninety (90) days of the 12-month period immediately preceding the expiration of the initial term or of any of the Extension Periods; provided, however, that in the event TVA fails to provide this notice and CCC in turn fails to notify TVA with respect to the Extension Period, CCC shall have sixty
(60) days from learning of its failure to provide the foregoing written notice to notify TVA with respect to the Extension Period.

            Should CCC choose to exercise its Discontinuance rights under
Section 6.3 with respect to the System, the provisions of this Agreement with respect to such System shall be terminated and, except for CCC's obligations referred to in Section 7.4 hereof, CCC shall have no further liability thereunder, nor shall TVA have any further liabilities to CCC.

       3.2 CCC shall be required to pay consideration during the Extension Period(s). Such consideration will consist of an annual payment in advance. The annual payment will be $100,000, adjusted to correct for the effects of inflation and to maintain $100,000 of constant purchasing power by multiplying such $100,000 figure (or portion thereof for partial years) by a fraction, the numerator of which is the GNP Deflator for the year preceding the year in which the adjustment is being made and the denominator of which is the GNP Deflator for the year of expiration of the initial term of this Agreement.

           4.  ROUTE DESIGNATION, CABLE, AND SYSTEM DESIGN
               -------------------------------------------


       4.1 TVA will be responsible for the engineering, design, installation, and maintenance (excluding splicing) of the Cable and for all aspects of this project which affect or potentially impact the operation of TVA's electric power system. CCC shall be responsible for the design of all remaining plans that affect the CCC Capacity and for performing all splicing on the System. All work under this Agreement, whether performed by TVA or CCC, shall be performed in a good, workmanlike manner and in compliance with all laws, ordinances, codes, and regulations of any governmental authority having jurisdiction thereover, and will be consistent with standard practices that are used throughout the industry. TVA acknowledges that time is important in the performance of its engineering, design, installation, and/or maintenance functions, and that TVA will use its best efforts to perform these functions within a reasonable timeframe.

       4.2 The Route covered by the terms of this Agreement shall be along TVA's Guntersville-Fultondale 115-kV transmission line Right-of-Way for a distance of approximately fifty (50) miles beginning at a point approximately ten (10) miles south of Arab, Alabama, where Highway 231 intersects TVA's Right-of-Way and continuing southerly with an intermediate stop at a splice case on the transmission line structure nearest to Locust Fork, Alabama, substation and then (after signal regeneration) proceeding from the splice case to the Fultondale, Alabama, substation.

       4.3 CCC, at its own expense, will provide all initial Cable and associated hardware as mutually agreed to by the parties on a timely basis which does not adversely impact TVA's cost or schedule for such construction. Thereafter, CCC shall provide all restoration and replacement Cable and associated hardware necessary to enable TVA to perform its installation and maintenance responsibilities herein.

       4.4 In the event TVA incurs additional cost of construction specifically due to CCC or CCC's suppliers of any and all Cable or associated hardware, CCC agrees to pay TVA's additional cost plus applicable overheads.

       4.5 The parties may enter into future supplements to this Agreement whenever CCC and TVA reach a mutual agreement to install additional fiber segments along TVA's Rights-of-Way. This Section 4.5 reflects an attempt on the part of TVA and CCC to foresee requirements for expansion of the System along portions of TVA's Rights-of-Way not initially covered by this Agreement and is merely an expression of the intent of CCC and TVA to work together in the future when mutually beneficial. This provision shall not bind either CCC or TVA to agree to future extensions of the System.



                   5.  INSTALLATION AND MAINTENANCE OF SYSTEM
                       --------------------------------------


       5.1 TVA shall remove a single existing Static Ground Wire and engineer, design, and install a Composite Static Ground Wire along the Route. Installation of the Cable, splice boxes, and associated hardware shall, to the extent practicable, be carried out in accordance with a schedule to be prepared, updated, and revised at regular intervals by TVA and CCC as applicable. TVA shall use its best efforts to construct and install the Cable within the times estimated in such schedule, but shall not be responsible for any consequential or other damages due to TVA's or its contractors' or suppliers' inability to meet such schedule.

       5.2 TVA shall secure all applicable approvals, permits, and licenses (collectively, "Approvals") from all governmental authorities and/or other parties having jurisdiction or approval rights for those installation, operation, and maintenance functions for which TVA has responsibility under
Article 4 of this Agreement. CCC shall obtain all required Approvals for those functions for which CCC has responsibility. CCC and TVA agree to cooperate with each other and to cause its personnel to render all reasonable assistance in the procurement by the other party of Approvals.

       5.3 CCC at its expense will be responsible for all initial and maintenance splicing of the Cable. TVA will make the splice boxes and/or trays readily available to CCC, and CCC will not, in any event, climb the transmission line structures. All CCC employees, agents, and contractors that will be working on TVA's Rights-of-Way will be required to attend a TVA-provided safety course before commencing work.

       5.4 TVA shall furnish CCC final "as-built" drawings within six (6) months of the completion of construction, which drawings, as the same may be amended from time to time, shall constitute the location of the System Route.

       5.5 Within thirty (30) days of notice of completion of construction of the System by TVA, CCC shall cause its Engineer to inspect the System for conformance with the plan design. Following such inspection, CCC shall furnish TVA with either (a) an Acceptance of Construction of the System, or (b) a statement setting forth in reasonable detail any bona fide objections to or defects in the construction. Upon receipt of any such statement of bona fide objections and/or defects, TVA shall, as soon as practicable, (a) either correct the objections or defects in the construction, whereupon CCC's Engineer shall reinspect the same within ten (10) days following notice from TVA that the work has been corrected and, if found corrected, issue an Acceptance of Construction, as aforesaid, or (b) dispute such statement of objections or defects, by referring the disputed issues for determination in the first instance, and without thereby waiving any rights in respect of the matter(s) in controversy, to the Chief Engineers of both CCC and TVA. CCC's issuance of an Acceptance of Construction, or statement of any objections to or defects in the construction shall signify approval of or objections with respect to CCC's communications system only and shall in no way be deemed to represent an opinion with respect to the adequacy of TVA's power transmission system or the support thereof.

       5.6 TVA (a) shall maintain and provide operational support for the Cable and associated hardware except for splicing of the Cable, and (b) shall perform routine maintenance on the Rights-of-Way and the transmission structures to which the Cable is affixed for the term of this Agreement, except for the provision described in Subsection 6.2(b) hereof, including any Extension Periods.

       5.7 Restoral of any of the Cable necessary due to incidents of Force Majeure or otherwise beyond the control of either party will be at CCC's sole cost and expense. TVA will use its best efforts to restore the Cable as soon as possible, but TVA shall not be precluded from giving higher priority to the restoration or preservation of electric power service. In the event CCC determines, in its sole judgment, that Restoral of the Cable is not economical, it may abandon the System upon ten (10) days' written notice to TVA.

       5.8 TVA and CCC will develop and keep current ongoing maintenance, replacement, and restoral procedures for the Cable and the System. At its own expense, CCC will, on an ongoing basis, make available to TVA restoral Cable, replacement Cable, accessories, supplies, and other necessary items as the parties may agree are required in order for TVA to provide such maintenance and operational support. In addition, each party shall provide the other a 24-hour telephone number for the purpose of reporting problems with the System.

       5.9 CCC shall be permitted to have access to the CCC Capacity at any splice point along the Route with TVA's oversight and prior approval, which approval will not be unreasonably withheld or delayed. In all instances, TVA will make available to CCC the splice boxes and/or trays which are located on TVA structures.



                         6.  RELOCATION AND ABANDONMENT
                             --------------------------


       6.1 TVA shall be entitled to relocate, above or below ground, the System or any portion thereof along the Route and shall not be restricted by this Agreement as to the method of such relocation. TVA shall give CCC prior written notice of such relocation as soon as possible, and shall use its best efforts to give such notice no later than twelve (12) months before any relocation; provided, however, that in situations which are beyond the control of TVA which necessitate a shorter notice period, TVA shall give CCC the same amount of notice regarding such relocation which was received by TVA. TVA shall provide CCC with a plan for an alternative route as soon as practicable after such notice. For involuntary relocations, TVA shall relocate the Cable at its expense, and CCC shall (a) provide the required replacement Cable, accessories, and any other material necessary to perform the relocation; or (b) abandon, in its sole option, the entire system upon ten (10) days notice to TVA. If relocating the System is a voluntary decision by TVA, TVA will pay all relocation costs, including the cost of the Cable and associated hardware.

       6.2(a) TVA shall be entitled to abandon its use of any part of the electrical power system or Rights-of-Way along the Route of the System. TVA shall give CCC prior written notice of such abandonment as soon as possible, and shall use its best efforts to give such notice no later than twelve (12) months before any abandonment; provided, however, that in situations which are beyond the control of TVA which necessitate a shorter notice period, TVA shall give CCC the same amount of notice regarding such abandonment which was received by TVA.

       6.2(b) In the event CCC chooses to remain on the affected portion of the System, at CCC's option, TVA shall (i) sell to CCC at TVA's salvage or book value, whichever is less, any facilities located on said affected portion of the System which CCC desires to retain, and (ii) use its best efforts to convey to CCC any real property rights it has and can legally convey to CCC upon an abandonment.

       6.2(c) In the event CCC chooses not to remain, this Agreement as it applies to such abandoned portion of the System shall be terminated, and any payments made to TVA for continued use of the System shall be prorated.

       6.3 CCC shall, after giving the Discontinuance Notice to TVA at least twelve (12) months before Discontinuance, have the right to discontinue its use of the System, if it decides such Discontinuance is in CCC's best interests. Upon discontinuance by CCC, the IRU of the fibers and any and all rights and obligations of CCC shall revert to TVA, and CCC shall have no further responsibility or obligation to TVA with respect to such facilities.

       6.4 CCC may abandon use of the System as described in Sections 2.2, 5.7, and 6.1. Upon abandonment by CCC, the IRU of the fibers and any rights of CCC shall revert to TVA, and CCC shall have no further responsibility or obligation to TVA (except for any that may exist under Article 7 and as described in this Section 6.4) with respect to such facilities. In the event CCC abandons the System, CCC agrees to provide TVA with equivalent telecommunications capacity to that described in Exhibit B for a period of twelve (12) months after the effective date of the abandonment or until TVA obtains replacement telecommunications capacity, whichever is earlier.



                            7.  LIABILITY; INDEMNITY
                                --------------------


       7.1 CCC and TVA each hereby release the other and shall indemnify and save harmless the other from any and all claims, demands, or causes of action for personal injuries, property damage, or loss of life or property, including the Cable, and all reasonable costs and expenses, including reasonable legal fees, incurred in connection with actions arising out of or in any way connected with their respective activities regarding the design, engineering, installation, use, operation, maintenance, repair, defect, or failure of the Cable except those personal injuries, property damage, or loss of life or property caused or occasioned solely by the other's negligence.

       7.2 CCC shall indemnify and hold TVA harmless from and against any and all liability, losses, damages, claims, or causes of action and expenses connected therewith (including reasonable attorney's fees) asserted by them or any of their customers by reason of any outage or interruption in the CCC Capacity, including any failure to transmit messages accurately, even if such outage, interruption, or failure was occasioned in whole or in part by TVA, its agents, or employees; provided, however, that such indemnity shall not extend to willful misconduct or gross negligence.

       7.3 Neither party shall be liable to the other party for consequential or other damages, including lost profits.

       7.4 The obligations of the respective parties under this Article 7 shall survive the Expiration Date in respect to any occurrences within the term.



            8.  ASSIGNMENT, SUBLETTING, AND OTHER TRANSFERS
                -------------------------------------------

       8.1 CCC and TVA, and their successors and assigns, shall have the right, at any time and from time to time, to assign, sublease, license, and relinquish possession or control of or otherwise transfer or apportion, in whole or in part, their rights and/or interests (a) under this Agreement, or (b) in the System.

       8.2 Neither party shall be prohibited or restricted by this Agreement from any merger or acquisition.

       8.3 The obligations of both TVA and CCC under this Agreement shall be binding upon the parties' respective successors and assigns. TVA and CCC, as assignors under any transfer or assignment, will guarantee the obligations of the transferee.



                                9.  TERMINATION
                                    -----------

       9.1 This Agreement shall terminate upon the happening of any of the following events:

            (a) Upon the Discontinuance by CCC of the use of the CCC Capacity;

            (b) Upon a breach or default by either party of any material obligation hereunder, the nondefaulting party may (but is not obligated to) terminate this Agreement by giving written notice to the other party specifying the breach or default and stating that this Agreement shall terminate on the date specified in such notice, which termination date shall be no less than ten
(10) days after the giving of such notice and upon such date this Agreement shall terminate unless the other party has cured the default or breach in question;

            (c) Upon the subsequent written mutual agreement of the parties hereto; and

            (d) Upon the abandonment of the use of the System by TVA in accordance with Section 6.2 or by CCC in accordance with Sections 2.2, 5.7, and 6.1.



            10.  REPRESENTATIONS, WARRANTIES, AND COVENANTS
                 ------------------------------------------

       10.1 Entering into this Agreement with CCC for installation of the herein described System shall in no way restrict TVA from installing other fiber optic cables for any future use along this Route or other TVA transmission routes, nor shall TVA be restricted in any way from entering into any arrangements with any other parties for telecommunications systems. TVA's future use of other telecommunications systems shall in no way be restricted by this arrangement.

       10.2 Should a sovereign act of the United States Government or a Force Majeure make it commercially impracticable for either TVA or CCC to perform a duty under this Agreement, performance of such duty shall be excused; provided, however, that, if the duty being excused is material to the transaction contemplated in this Agreement, the party whose performance would not be excused under this Section 10.2 shall have the option to terminate the Agreement.

       10.3 The TVA Capacity may be utilized only for TVA's own internal communications purposes, and TVA may not resell or allow any third parties to use the TVA Capacity except to the electric distributors of TVA power and other electric utilities; the Corps of Engineers; the National Weather Service; other Federal agencies; State emergency management associations; nonprofit organizations involved with public safety; other parties with whom TVA interfaces as required by Federal law or regulation; and other parties agreed to by CCC in CCC's sole discretion. Under no circumstances may the parties being provided with telecommunications capacity by TVA be allowed to resell such capacity. Nothing contained herein is intended to deny TVA the right, and TVA shall have the right, to use the TVA Capacity for TVA to communicate with any party whatsoever.



                                  11.  NOTICES
                                       -------

       11.1 Unless otherwise herein specifically set forth, all notices and other communications concerning this Agreement shall be in writing addressed to:

       CCC at:  (one copy each to:)

       President, Consolidated Communications Corporation
       113 1/2 South Main Street
       P.O. Box Drawer E
       Arab, Alabama  35016

       General Counsel, Consolidated Communications Corporation
       113 1/2 South Main Street
       P.O. Box Drawer E
       Arab, Alabama  35016


       TVA at:  (one copy each to:)

       Vice President of Power Engineering and Construction
       1101 Market Street
       Chattanooga, Tennessee  37402-2801

       Vice President of Power Transmission and Customer Services
       1101 Market Street
       Chattanooga, Tennessee  37402-2801

or at such other addresses as may be designated in writing to the other party.

       11.2 Unless otherwise herein set forth, notices shall be sent, postage prepaid, either by registered or certified United States Mail, Return Receipt Requested, or by overnight express delivery service, and shall be deemed served or given when received by the addressee, as evidenced by the date of the return receipt provided by the United States Postal Service or the delivery service, as applicable.

       11.3 During the term of this Agreement, CCC shall give TVA's Engineer reasonable prior notice before entry upon any portion of the Rights-of-Way.

       11.4 In case of emergency, including, without limitation, Cable breakage or System failure, demanding immediate examination or repairs, notice of entry shall be given by either party to the other in person or by telephone to the Emergency Response Center(s) designated in writing by each party to the other. Such notice, however, must be confirmed in writing within forty-eight (48) hours of the initial verbal or telephonic notice. Notwithstanding anything in this
Article 11 to the contrary, TVA shall have the right to have a representative present at any time that CCC, its employees, agents, and contractors are on the Rights-of-Way.



                       12.  INDEPENDENT CONTRACTOR STATUS
                            -----------------------------

       12.1 TVA acknowledges and agrees that it reserves no control whatsoever over the employment, discharge, compensation of, or services rendered by CCC's employees or contractors, and it is the intention of the parties that CCC shall be and remain an independent contractor, and nothing herein shall be construed as inconsistent with that status or relationship or as creating or implying any partnership or joint venture between CCC and TVA.



                               13.  MISCELLANEOUS
                                    -------------

       13.1 No consent or approval required of any party pursuant to this Agreement shall be unreasonably withheld or delayed.

       13.2 Except as otherwise set forth in this Agreement, each party shall be responsible for its own costs, including legal fees, incurred in negotiating or finalizing this Agreement.

          13.3 This Agreement expresses the entire understanding of the parties relating to the subject matter hereof; all prior understandings, written or oral, with respect to such subject matter are hereby merged herein and superseded.

          13.4 Neither this Agreement nor any term or provision hereof can be amended, waived, modified, supplemented, discharged or terminated, except by an instrument in writing signed by the party against which enforcement thereof is sought and except as otherwise set forth herein.

          13.5 This Agreement and any amendment, modification, waiver, or supplement hereto may be executed by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.

          13.6 No member of or delegate to Congress or Resident Commissioner, or any officer, employee, special Government employee, or agent of TVA shall be admitted to any share or part of the Agreement or to any benefit that may arise therefrom unless the Agreement be made with a corporation for its general benefit, nor shall CCC offer or give, directly or indirectly, to any officer, employee, special Government employee, or agent of TVA any gift, gratuity, favor, entertainment, loan, or any other thing of monetary value, except as provided in 18 C.F.R. (S) 1300.735-12 or -34. Breach of this provision shall constitute a material breach of the Agreement.

          13.7 Notwithstanding the provisions of Section 12.1, if CCC employs any laborers or mechanics upon a TVA site in the construction, alteration, maintenance, or repair of the System or the TVA System, CCC agrees to pay such laborers and mechanics not less than the rate of wages for work of a similar nature prevailing in the vicinity.

          13.8 Notwithstanding the provisions of Section 12.1, CCC agrees during the performance of its obligations under this Agreement to comply with the equal employment opportunity and affirmative action requirements set forth in 41 C.F.R. pts. 60-1 and 60-2 (equal employment opportunity), 41 C.F.R. pt. 60-250 (disabled veterans and veterans of the Vietnam era), and 41 C.F.R. pt. 60-741 (handicapped workers), which requirements are incorporated by reference and made a part hereof as if fully set forth herein.

       13.9 Payments due under this Agreement shall be made so as to be received no later than the date for payment specified herein, and in the event no date is otherwise specified within thirty (30) days of the date of invoice. Each party hereto agrees to pay the other interest, at the rate payable by TVA under the Prompt Payment Act (Pub. L. No. 97-177), including any amendments thereto, on any overdue amount. Interest shall run from the date payment is due until the date payment is received or the date the remittance is postmarked, whichever is earlier. Payment of interest shall be due thirty (30) days after an invoice for such interest is dated.

       13.10 Should either CCC or TVA dispute any invoice presented by one party to the other pursuant to any of the provisions of this Agreement with respect to such invoices, and unless specifically provided for otherwise herein, the party having such dispute shall remit to the other party any amount(s) not disputed in accordance with the applicable provisions concerning said invoice; concurrently, the party having dispute with any amount invoiced will present its objections in writing, in sufficient detail to facilitate a prompt review thereof, to the invoicing party. If after a prompt, careful, and prudent review of the particulars of such disputed amounts the invoicing party finds in favor of the party having raised such objections thereto, the invoicing party will then present a revised invoice to the other, such revised invoice to be prepared and presented in accordance with the provisions (including those relating as to when such invoice is due and payable) applicable to the original disputed invoice. If the original disputed invoice is mutually agreed to be just and correct, the party having raised dispute to such invoice will immediately remit to the invoicing party the entire disputed amount; in addition, the party having raised such dispute and withheld payment therefor shall pay to the invoicing party interest, applied to the unpaid amount, as set forth in Section 13.9 above, based on the date of the original disputed invoice.

       13.11 Notwithstanding anything contained in this Agreement to the contrary, if TVA reasonably determines that any of CCC's System, or any of CCC's activities permitted hereunder, cause a material, adverse effect on TVA's power system, CCC shall, upon notice from TVA, take all actions necessary to immediately eliminate or alleviate such adverse effect at CCC's sole expense. Any other adverse effect caused by CCC shall be corrected by CCC as soon as reasonably practicable.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                             TENNESSEE VALLEY AUTHORITY


                             By:           [SIGNATURE ILLEGIBLE]
                                ------------------------------------------

                                       Senior Vice President of Power
                                ------------------------------------------
                                                   Title


                                               March 6, 1990
                                ------------------------------------------
                                                   Date

                             CONSOLIDATED COMMUNICATIONS CORPORATION


                             By:             /s/ Sid McDonald
                                ------------------------------------------

                                                 President
                                ------------------------------------------

                                             February 14, 1990
                                ------------------------------------------
                                                    Date